                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

       FOR TENDER OF SHARES AND, IF APPLICABLE, ADDITIONAL CASH PAYMENTS

                                       OF

                             THERMOLASE CORPORATION

     As set forth in the Offer to Exchange of ThermoLase Corporation, a Delaware corporation (the "Company"), described below, this Notice of Guaranteed Delivery or one substantially in the form hereof must be used to tender Shares and, if applicable, Additional Cash Payments, pursuant to the Offer (as defined below) if a shareholder is unable to deliver (i) all necessary stock certificates evidencing all Shares in proper form for transfer (or to comply with the procedure for book-entry transfer of such Shares), (ii) the Additional Cash Payment, if applicable, and (iii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees and all other required documents to the Exchange Agent prior to the Expiration Date. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Company's Offer
to Exchange dated             , 1997 (the "Offer to Exchange").

     This instrument may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent.

                      The Exchange Agent for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

             By Mail:                 By Facsimile Transmission:      By Hand or Overnight Courier:
     American Stock Transfer                (718) 234-5001               American Stock Transfer
         & Trust Company                                                     & Trust Company
          40 Wall Street                                                      40 Wall Street
        New York, NY 10005          Telephone (confirmation only):          New York, NY 10005
                                            (212) 936-5100

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL
                        NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to ThermoLase Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Offer to Exchange dated             , 1997 (the "Offer to
Exchange") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares and the amount of the Additional Cash Payment, if applicable, indicated below pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange.

Signature(s):
---------------------------------------------
Name(s) of Record Holders:
----------------------------
============================================================
                              Please Type or Print

Address:
--------------------------------------------------
------------------------------------------------------------
                                                                        Zip Code
Area Code and Tel.
No. (s):
--------------------------------------------------

   I.   Number of Shares to be tendered:
   --------------------------------------------------------------------------

   II.  Amount of cash to be Tendered in satisfaction
      of the Additional Cash Payment*:
      -----------------------------------------------------------------------

   III. Number of Units requested**:
   --------------------------------------------------------------------------

      Dated:
      ---------------------------------- ,1997

 * Additional Cash Payment to be made only in a Share and Cash Exchange. In the event that a shareholder desires to make a Share and Cash Exchange but such shareholder's Additional Cash Payment is insufficient with respect to the number of Shares designated or would result in the tendering of a fractional share, the number of Shares deemed tendered shall be the maximum number which may be tendered based on the Additional Cash Payment actually received. In the event that no Additional Cash Payment is designated, a Share Only Exchange will be deemed to be made.

** Equals one Unit for every Share plus $3.00 cash tendered in a Share and Cash
   Exchange and .871 Units for every Share tendered in a Share Only Exchange, rounded down to the nearest whole number of Units. The actual issuance of Units is subject to the terms and conditions set forth in the Offer to Exchange.

   Shareholders may either make a Share and Cash Exchange or a Share Only Exchange, but not a combination thereof.

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a firm which is a member firm of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent (i) all necessary stock certificates evidencing all Shares in proper form for transfer (or to confirm the book-entry transfer of such Shares into the Exchange Agent's account at The Depository Trust Company or the Philadelphia Depository Trust Company), (ii) the Additional Cash Payment, if applicable, and (iii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees and all other required documents, all within three American Stock Exchange trading days after the date hereof.

    ----------------------------------------------------------     ----------------------------------------------------------
                           Name of Firm                                               Authorized Signature

    ----------------------------------------------------------     ----------------------------------------------------------
                             Address                                                          Name

    ----------------------------------------------------------     ----------------------------------------------------------
                             Zip Code                                                        Title

                                                                  Dated: ----------------------------------------, 1997
    ----------------------------------------------------------
                   Area Code and Telephone No.

   NOTE: DO NOT SEND CERTIFICATES OR CASH PAYMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES AND CASH PAYMENTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                        2